Exhibit 10.2
FIRSTMERIT CORPORATION
III Cascade Plaza
Akron, Ohio 44308
[Name of Senior Executive Officer]
[Title of Senior Executive Officer]
FirstMerit Corporation
III Cascade Plaza
Akron, OH 44308
Dear [Name]:
     FirstMerit Corporation (the “Company”) anticipates entering into a Letter Agreement and Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement, attached hereto as Exhibit A (collectively, the “Participation Agreement”), with the United States Department of the Treasury (the “Treasury”) that provides for the Company’s participation in the Capital Purchase Program (the “CPP”) of the Treasury’s Troubled Assets Relief Program.
     In order for the Company to participate in the CPP, and as a condition to the closing of the investment by the Treasury in the Company contemplated by the Participation Agreement, the Company is required to establish specified standards for executive compensation payable to Senior Executive Officers and to make certain changes to its compensation arrangements as described below:
(1)	No Golden Parachute Payments. The Company is prohibited from making any Golden Parachute Payment to you during any CPP Covered Period.
(2)	Recovery of Bonus and Incentive Compensation. Any bonus and/or incentive compensation paid to you during a CPP Covered Period is subject to recovery by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
(3)	No Unnecessary or Excessive Risk. The Company is required to review its Benefit Plans to ensure that they do not encourage Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company.
     This letter is intended to comply with the requirements imposed by the CPP. In consideration of the benefits that you will receive as a result of the Company’s participation in the CPP, by signing this letter, you agree that each of the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to you is hereby amended to the extent necessary to give effect to provisions (1) and (2), above. For your reference, the affected Benefit Plans are set forth in Appendix B to this letter. In addition, you and the Company agree to negotiate revisions to any Benefit Plan required to give effect to provision (3), above, promptly and in good faith.
     Provisions (1), (2) and (3) of this letter are intended to, and will be interpreted, administered and construed to, comply with Section 111 of EESA (and, to the maximum extent consistent with the foregoing, to permit operation of the Benefit Plans in accordance with their terms before giving effect to this letter).
The following capitalized terms shall have the meanings set forth below:
(a)	“Company” includes FirstMerit Corporation and any entity treated as a single employer with FirstMerit Corporation under 31 C.F.R. § 30.1(b) (as in effect on the Closing Date).

(b)	“CPP Covered Period” is any period during which: (a) you are a Senior Executive Officer; and (b) the Treasury holds an equity or debt position acquired from the Company under the CPP. The term “CPP Covered Period” shall be limited by, and interpreted in a manner consistent with, 31 C.F.R. § 30.11 (as in effect on the Closing Date).

(c)	“Closing Date” shall have the meaning given to it in the Participation Agreement.

(d)	“EESA” means the Emergency Economic Stabilization Act of 2008 as implemented by guidance or regulation issued by the Treasury and as published in the Federal Register on October 20, 2008.

(e)	“Golden Parachute Payment” is used with same meaning as in Section 111(b)(2)(C) of EESA as supplemented by 31 C.F.R. § 30.9 (as in effect on the Closing Date).

(f)	“Senior Executive Officer” means the Company’s “senior executive officers” as defined in Section 111(b)(3) of EESA as supplemented by 31 C.F.R. § 30.2 (as in effect on the Closing Date).
     To the extent not subject to federal law, this letter will be governed by and construed in accordance with the laws of Ohio. This letter may be executed in two or more counterparts, each of which will be deemed to be an original. A signature transmitted by facsimile will be deemed an original signature.
     If the Company does not participate or ceases at any time to participate in the CPP, this letter shall be of no further force and effect.
     The Board appreciates the concessions you are making and looks forward to your continued leadership during these financially turbulent times.
[Signature Page Follows]

Yours sincerely,
FIRSTMERIT CORPORATION

By:

Title:

Date:

*****
Intending to be legally bound, I agree with and accept the foregoing terms on the date set forth below.

Date:

3

APPENDIX A
Letter Agreement, and Securities Purchase
       Agreement – Standard Terms incorporated into
           Letter Agreement, with United States Department
of the Treasury

APPENDIX B
     The Benefit Plans described in this letter include, but are not limited to, the following plans, agreements, arrangement and methods:
•	FirstMerit Corporation annual incentive compensation plan;

•	FirstMerit Corporation 2006 Equity Plan;

•	FirstMerit Corporation supplemental benefit plans, including the Executive Supplemental Retirement Plan and the Unfunded Supplemental Benefit Plans;

•	FirstMerit Corporation Change in Control and Displacement Agreements; and

•	Employment Agreement, as amended.